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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - July 12, 2000

                       Sotheby's Holdings, Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

         Michigan                         1-9750                  38-2478409
---------------------------------  ------------------------  -------------------
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)

500 North Woodward Avenue, Suite 100
Bloomfield Hills, Michigan                                    48304
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(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:   (248) 646-2400
                                                      --------------

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ITEM 5. Other Events

The Registrant's Proxy Statement dated July 11, 2000 contains a proposal to amend the Registrant's Amended and Restated By-Laws, as amended, to increase the maximum number of Directors from fifteen (15) to sixteen (16). The Proxy Statement states: "The principal Class A Common Stock and Class B Common Stock shareholders have indicated informally to the Company that they intend to vote in favor of the proposal to amend the Company's By-Laws." The Registrant's principal Class A Common Stock shareholder, Baron Capital Group, has since advised the Registrant that it intends to vote its shares of Class A Common Stock against the proposal to amend the Registrant's By-Laws.


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                            SOTHEBY'S HOLDINGS, INC.
                                AND SUBSIDIARIES

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed this the 18th day of July, 2000, on its behalf by the undersigned, thereunto duly authorized and in the capacity indicated.

                                           SOTHEBY'S HOLDINGS, INC.

                                           By:   /s/ Donaldson C. Pillsbury
                                                 -------------------------------
                                                 Donaldson C. Pillsbury
                                                 Senior Vice President,
                                                 General Counsel,
                                                 And Secretary